Exhibit 99.1

FortuNet Announces Conference Call for First Quarter 2006 Financial Results

LAS VEGAS--(BUSINESS WIRE)—May 15, 2006—FortuNet Inc. (Nasdaq:FNET) announced today that it will host a telephonic conference on Tuesday, May 16, 2006, at 11 a.m. EDT to discuss its financial results for the first quarter of 2006. To access the conference call within the United States, participants should dial 978-964-0031 by 10:50 a.m. EDT on Tuesday, May 16, 2006, and use participant code 5437787#.

About FortuNet Inc. FortuNet is a Las Vegas-based and Nevada-licensed manufacturer of multigame server-based gaming platforms. FortuNet’s gaming platforms include networks of both wireless and stationary player terminals, cashier-based point-of-sale terminals, self-service kiosks and central game file servers. FortuNet is a leader in the mobile bingo gaming device market with its fourth-generation wireless and stationary player terminals marketed under the BingoStar(R) brand name and intends to enter the emerging mobile gaming market in Nevada. Traditional casino games, such as keno, slots and poker, can be readily adapted to FortuNet’s gaming platform, which will be marketed under its WIN-WIN(TM) brand name.

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and are subject to numerous known and unknown risks and uncertainties, which could cause the company’s actual results to differ materially from those as indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and should review the company’s filings with the Securities and Exchange Commission.